Robinhood Reports First Quarter 2024 Results

Record Revenues of $618 million, up 40% year-over-year and Record GAAP Diluted EPS of $0.18

Record Net Deposits of $11.2B, including net positive transfers from every major incumbent brokerage firm

Gold Subscribers reached a new high of 1.7 million, up 42% year-over-year

MENLO PARK, Calif. – May 8, 2024 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the first quarter of 2024, which ended March 31, 2024.

“We continued to aggressively execute on our product roadmap in Q1, leading to all-time highs for Net Deposits and Gold Subscribers," said Vlad Tenev, CEO and Co-Founder of Robinhood. "Q2 is off to a strong start with April being our highest month of the year for Net Deposits and Gold Subscriber growth, and we’re excited to see strong interest from over 1 million customers in our Robinhood Gold Card."

"We delivered significant revenue growth and margin expansion in Q1 as we remain focused on driving another year of profitable growth in 2024,” said Jason Warnick, Chief Financial Officer of Robinhood. “In Q1, we set records for quarterly revenues, net income, and EPS, even as we stepped up our marketing and growth investments."

First Quarter Results:
•Total net revenues increased 40% year-over-year to $618 million.
◦Transaction-based revenues increased 59% year-over-year to $329 million, primarily driven by cryptocurrencies revenue of $126 million, up 232%, options revenue of $154 million, up 16%, and equities revenue of $39 million, up 44%.
◦Net interest revenues increased 22% year-over-year to $254 million, driven by growth in interest-earning assets and higher short term interest rates.
◦Other revenues increased 35% year-over-year to $35 million, primarily driven by higher Gold subscription revenue.
•Net income increased year-over-year to $157 million, or diluted earnings per share (EPS) of $0.18, compared with a net loss of $511 million, or diluted EPS of -$0.57, in Q1 2023.
◦Q1 2023 diluted EPS of -$0.57 included a -$0.54 impact from a one-time $485 million share-based compensation ("SBC") expense related to our co-founders cancelling their 2021 market-based restricted stock unit awards in February 2023 (the "2021 Founders Award Cancellation").
•Total operating expenses decreased 52% year-over-year to $460 million primarily due to the 2021 Founders Award Cancellation in Q1 2023.
◦Adjusted Operating Expenses (non-GAAP) increased 13% year-over-year to $398 million, primarily due to increased marketing and growth investments.
◦SBC decreased 90% year-over-year to $62 million, primarily due to the 2021 Founders Award Cancellation in Q1 2023.
•Adjusted EBITDA (non-GAAP) increased 115% year-over-year to $247 million.
•Funded Customers increased by 810 thousand year-over-year to 23.9 million.
◦Investment Accounts increased by 1.1 million year-over-year to 24.4 million.
•Assets Under Custody (AUC) increased 65% year-over-year to $129.6 billion, primarily driven by higher equity and cryptocurrency valuations and continued Net Deposits.
•Net Deposits were $11.2 billion, an annualized growth rate of 44% relative to AUC at the end of Q4 2023. Over the past twelve months, Net Deposits were $23.9 billion, a growth rate of 30% relative to AUC at the end of Q1 2023.
•Average Revenue Per User (ARPU) increased by 35% year-over-year to $104.
•Gold Subscribers increased by 500 thousand, or 42%, year-over-year to 1.7 million.
•Cash and cash equivalents totaled $4.7 billion compared with $5.5 billion at the end of Q1 2023.

Highlights

Robinhood drives value for customers as it makes progress on its goal to be the most trusted, lowest cost, and most culturally relevant money app worldwide
•Gold Subscribers continue to accelerate - Gold Subscribers grew to a record high of 1.7 million in Q1 2024, up 260 thousand quarter-over-quarter, marking the fastest quarterly growth in three years.
•New 1% unlimited deposit boost with Gold - Announced in March and launching soon, deposit boost will provide even more value to customers with Robinhood Gold.
•Robinhood announces new Gold Credit Card - Announced in March and exclusively for Robinhood Gold Subscribers, the Gold credit card provides industry leading benefits such as 3% cash back on all categories and no annual or foreign transaction fees. More than 1 million customers have joined the waitlist.
•3% Retirement Transfer Match Drives Adoption - Customers transferred over $4 billion in retirement assets from brokerage competitors during Robinhood's 3% transfer promotion between January 2024 and April 2024, averaging over $90 thousand per customer.
•Robinhood Retirement grows more than 4X year-to-date - In early May, Retirement AUC reached a new high with over $7 billion.
•Robinhood UK Reaches Full Availability - Marking another step in global expansion, Robinhood rolled all eligible customers off the waitlist in March.
•24 Hour Market Sees Record Overnight Volumes - With over 900 stocks and ETFs available, Robinhood 24 Hour Market reached new highs in its overnight trading volumes. Through March, customers have traded over $10 billion in Notional Trading Volume during the overnight session since launch.

Additional Q1 2024 Operating Data

•Retirement AUC totaled $4.2 billion compared with $0.3 billion at the end of Q1 2023.
•Cash Sweep increased 113% year-over-year to $19.0 billion.
•Margin Book increased 32% year-over-year to $4.1 billion.
•Equity Notional Trading Volumes increased 40% year-over-year to $225.0 billion.
•Options Contracts Traded increased 26% year-over-year to 343.6 million.
•Crypto Notional Trading Volumes increased 224% year-over-year to $36.0 billion.
•Monthly Active Users (MAU) increased 16% year-over-year to 13.7 million.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, May 8, 2024. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Our 2024 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Taken together, we continue to expect both GAAP total operating expenses and Non-GAAP combined Adjusted Operating Expenses and SBC for full-year 2024 to be in the range of $1.85 billion to $1.95 billion.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. is on a mission to democratize finance for all. In the U.S., people can invest with no account minimums through Robinhood Financial LLC, a registered broker dealer (member SIPC), buy and sell crypto through Robinhood Crypto, LLC, and spend and earn rewards through debit cards with Robinhood Money, LLC and credit cards with Robinhood Credit, Inc. People can also trade U.S. stocks without commission or FX fees in the UK through Robinhood U.K. Ltd., trade crypto in select jurisdictions in the European Union through Robinhood Europe, UAB, and access easy-to-understand educational content through Robinhood Learn.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	March 31,
(in millions, except share and per share data)	2023	2024
Assets
Current assets:
Cash and cash equivalents	$4,835	$4,717
Cash, cash equivalents, and securities segregated under federal and other regulations	4,448	4,521
Receivables from brokers, dealers, and clearing organizations	89	207
Receivables from users, net	3,495	4,303
Securities borrowed	1,602	2,107
Deposits with clearing organizations	338	585
Asset related to user cryptocurrencies safeguarding obligation	14,708	26,223
User-held fractional shares	1,592	1,975
Held-to-maturity investments	413	495
Prepaid expenses	63	64
Other current assets	207	348
Total current assets	31,790	45,545
Property, software, and equipment, net	120	122
Goodwill	175	175
Intangible assets, net	48	46
Non-current held-to-maturity investments	73	10
Other non-current assets, including non-current prepaid expenses of $3 as of December 31, 2023 and $4 as of March 31, 2024	126	190
Total assets	$32,332	$46,088
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$384	$351
Payables to users	5,097	6,074
Securities loaned	3,547	4,215
User cryptocurrencies safeguarding obligation	14,708	26,223
Fractional shares repurchase obligation	1,592	1,975
Other current liabilities	217	275
Total current liabilities	25,545	39,113
Other non-current liabilities	91	90
Total liabilities	25,636	39,203
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and March 31, 2024.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 745,401,862 shares issued and outstanding as of December 31, 2023; 21,000,000,000 shares authorized, 753,880,032 shares issued and outstanding as of March 31, 2024.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 126,760,802 shares issued and outstanding as of December 31, 2023; 700,000,000 shares authorized, 124,480,224 shares issued and outstanding as of March 31, 2024.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and March 31, 2024.	—	—
Additional paid-in capital	12,145	12,176
Accumulated other comprehensive loss	(3)	(2)
Accumulated deficit	(5,446)	(5,289)
Total stockholders’ equity	6,696	6,885
Total liabilities and stockholders’ equity	$32,332	$46,088

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		YOY% Change	Three Months Ended December 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2023	2024		2023
Revenues:
Transaction-based revenues	$207	$329	59%	$200	65%
Net interest revenues	208	254	22%	236	8%
Other revenues	26	35	35%	35	—%
Total net revenues	441	618	40%	471	31%

Operating expenses(1)(2):
Brokerage and transaction	36	35	(3)%	32	9%
Technology and development	199	196	(2)%	197	(1)%
Operations	42	44	5%	40	10%
Marketing	26	67	158%	43	56%
General and administrative	647	118	(82)%	133	(11)%
Total operating expenses	950	460	(52)%	445	3%

Other (income) expense, net	—	(4)	NM	(3)	33%
Income (loss) before income taxes	(509)	162	NM	29	459%
Provision for (benefit from) income taxes	2	5	150%	(1)	NM
Net income (loss)	$(511)	$157	NM	$30	423%
Net income (loss) attributable to common stockholders:
Basic	$(511)	$157		$30
Diluted	$(511)	$157		$30
Net income (loss) per share attributable to common stockholders:
Basic	$(0.57)	$0.18		$0.03
Diluted	$(0.57)	$0.18		$0.03
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	896,924,695	875,319,407		867,298,537
Diluted	896,924,695	895,779,155		883,227,967

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended March 31,		Three Months Ended December 31,
	2023	2024	2023
Brokerage and transaction	8%	5%	7%
Technology and development	45%	32%	42%
Operations	10%	7%	8%
Marketing	6%	11%	9%
General and administrative	147%	19%	28%
Total operating expenses	216%	74%	94%

(2)    The following table presents the SBC on our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2023	2024	2023
Brokerage and transaction	$2	$2	$1
Technology and development	54	44	50
Operations	2	2	2
Marketing	1	2	2
General and administrative	539	12	26
Total SBC	$598	$62	$81

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2024
Operating activities:
Net income (loss)	$(511)	$157
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20	17
Provision for credit losses	9	16
Share-based compensation	598	62
Other	5	—
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	—	(692)
Receivables from brokers, dealers, and clearing organizations	(36)	(118)
Receivables from users, net	57	(796)
Securities borrowed	(327)	(505)
Deposits with clearing organizations	(61)	(247)
Current and non-current prepaid expenses	2	—
Other current and non-current assets	(8)	(157)
Accounts payable and accrued expenses	18	(46)
Payables to users	285	977
Securities loaned	775	668
Other current and non-current liabilities	2	41
Net cash provided by (used in) operating activities	828	(623)
Investing activities:
Purchases of property, software, and equipment	—	(2)
Capitalization of internally developed software	(5)	(7)
Proceeds from sales and maturities of available-for-sale investments	9	—
Purchases of held-to-maturity investments	(487)	(171)
Proceeds from maturities of held-to-maturity investments	2	154
Purchases of credit card receivables	—	(29)
Collections of purchased credit card receivables	—	11
Asset acquisition, net of cash acquired	—	(3)
Net cash used in investing activities	(481)	(47)
Financing activities:
Taxes paid related to net share settlement of equity awards	(2)	(40)
Payments of debt issuance costs	(10)	(14)
Borrowings on Credit Card Funding Trust	—	17
Change in principal collected from customers due to Coastal Bank	—	3
Proceeds from exercise of stock options, net of repurchases	1	4
Net cash used in financing activities	(11)	(30)
Net increase (decrease) in cash, cash equivalents, segregated cash, and restricted cash	336	(700)
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	9,357	9,346
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$9,693	$8,646
Reconciliation of cash, cash equivalents, segregated cash, and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$5,459	$4,717
Segregated cash and cash equivalents, end of the period	4,213	3,829
Restricted cash in other current assets, end of the period	1	83
Restricted cash in other non-current assets, end of the period	20	17
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	9,693	8,646
Supplemental disclosures:
Cash paid for interest	$3	$7
Cash paid for income taxes, net of refund received	$—	$2

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2023	2024	2023
Net income (loss)	$(511)	$157	$30
Net margin	(116)%	25%	6%
Add:
Interest expenses related to credit facilities	6	6	6
Provision for (benefit from) income taxes	2	5	(1)
Depreciation and amortization	20	17	17
EBITDA (non-GAAP)	(483)	185	52
Less: SBC
2021 Founders Award Cancellation	485	—	—
SBC Excluding 2021 Founders Award Cancellation	113	62	81
Adjusted EBITDA (non-GAAP)	$115	$247	$133
Adjusted EBITDA margin (non-GAAP)	26%	40%	28%

	Three Months Ended March 31,		Three Months Ended December 31,
(in millions)	2023	2024	2023
Total operating expenses (GAAP)	$950	$460	$445
Less: SBC
2021 Founders Award Cancellation	485	—	—
SBC Excluding 2021 Founders Award Cancellation	113	62	81
Adjusted Operating Expenses (Non-GAAP)	$352	$398	$364

Financial Outlook for the Year Ending December 31, 2024
Outlook (in millions)
Total operating expenses (GAAP)	$1,850 - $1,950
Significant reconciliation items(1)	—
Adjusted Operating Expenses and SBC (non-GAAP)	$1,850 - $1,950
(1) Actual results might differ materially from our outlook, see “Financial Outlook” for more information. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that we remain focused on driving another year of profitable growth in 2024; we drive value for customers as we make progress on our goal to be the most trusted, lowest cost, and most culturally relevant money app worldwide; the new 1% unlimited deposit boost with Gold will be launching soon and will provide even more value to customers with Robinhood Gold; and all statements and information under the headings “Financial Outlook” and “Reconciliation of GAAP to Non-GAAP Financial Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will” “should,” “expect,” “plan” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products, services, technologies, and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating artificial intelligence technologies into some of our products and processes; the volatility of cryptocurrency prices and trading volumes; the risk that our platforms and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (our "Q1 2024 10-Q"), as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, May 8, 2024 and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, Adjusted Operating Expenses, and Adjusted Operating Expenses and SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) significant legal and tax settlements and reserves and (ii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses,

Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the following key performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. For information on changes to our key performance metrics, see 'Key Performance Metrics" in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Q1 2024 10-Q.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account. We define an Investment Account as a funded individual brokerage account or a funded individual retirement account ("IRA"). As of March 31, 2024, a Funded Customer can have up to three Investment Accounts - individual brokerage account, traditional IRA, and Roth IRA.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers from, as well as dividends and interest received by customers, net of reversals, customer cash withdrawals, margin interest, Gold subscription fees, and other assets transferred out of our platforms (assets transferred in or out include debit card transactions, Automated
Customer Account Transfer Service transfers, and custodial crypto wallet transfers) for a stated period. Prior to January 2024, Net Deposits did not include inflows from dividends and interest or outflows from Robinhood Gold subscription fees and margin interest, although we have not restated amounts in prior periods as the impact to those figures was immaterial.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this release represent ARPU annualized for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, “growth rate” and “annualized growth rate” provide information about Net Deposits relative to total AUC. “Growth rate” is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. “Annualized growth rate” is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.

Gold Subscribers

We define a Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.

Additional Operating Metrics

Retirement AUC

We define Retirement AUC as the total AUC in traditional IRAs and Roth IRAs.

Cash Sweep

We define Cash Sweep as the period-end aggregate balances in our brokerage sweep program (i.e., the period-end total amount of participating users’ uninvested brokerage cash that has been automatically “swept” or moved from their brokerage accounts into deposits for their benefit at a network of program banks). This is an off-balance-sheet amount. Robinhood earns a net interest spread on Cash Sweep balances based on the interest rate offered by the banks less the interest rate given to users as stated in our program terms.

Margin Book

We define Margin Book as our period-end aggregate outstanding margin loan balances receivable (i.e., the period-end total amount we are owed by customers on loans made for the purchase of securities, supported by a pledge of assets in their margin-enabled brokerage accounts).

Notional Trading Volume

We define Notional Trading Volume for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class over a specified period of time.

Options Contracts Traded

We define Options Contracts Traded as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to trade 100 shares of the underlying stock.

Monthly Active Users ("MAU")

We define MAUs as the number of unique persons who, using one or more accounts with a Robinhood entity, meet one of the following criteria at any point during a specified calendar month: a) executes a debit card or credit card transaction, b) transitions between two different screens on a mobile device while logged into their account or c) loads a page in a web browser while logged into their account. A person need not satisfy these conditions on a recurring monthly basis or be a Funded Customer to be included in MAU. MAU figures in this release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.